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                                                              EXHIBIT 23(a)(1)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 12, 1996 on the financial statements of Youth Services International, Inc. and subsidiaries as of June 30, 1995 and 1996 and for the years ended June 30, 1994, 1995, and 1996 and to all references to our Firm included in or made a part of this registration statement.


/s/ ARTHUR ANDERSEN LLP
-------------------------

Baltimore, Maryland
  February 10, 1997